UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8 - K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 23, 2002
                                (Date of Report)

                              DBS Industries, Inc.
             (Exact name of registrant as specified in its charter)


     STATE OF DELAWARE               O-28348                    84-1124675
     -----------------               -------                    ----------
(State or other jurisdiction       (Commission                 (IRS Employer
   of incorporation)               File Number)              Identification No.)


            100 Shoreline Highway, Suite 190A, Mill Valley, CA 94941
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 380-8055


               --------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other

     On May 23, 2002, the Company and the California Consumer Power and Conservation Financing Authority ("California Power Authority") entered into a Demand Reserves Provider Agreement. Under the agreement, beginning October 1, 2002, the Company shall provide a minimum of 200 megawatts and a maximum of 360 megawatts of daily available electrical demand reduction at peak or emergency times from qualified end users. This minimum and maximum of daily available demand reduction increases to 400 megawatts and 560 megawatts, respectively, effective June 1, 2003.

     Through the Company's proposed system, the California Power Authority will be able to immediately reduce non-critical power consumption at locations throughout the state in order to create energy reserves to smooth out energy usage during peak use or emergency times. The Company intends to utilize the Iridium Satellite System to provide its services to the California Power Authority. The Iridium Satellite System is a low earth orbiting satellite network consisting of 66 satellites. The Company's system utilizes a proprietary master control system and remote controller connected to the Iridium Satellite System to remotely monitor and control roof-top air conditioning systems or other types of electricity-using devices. Tiax, LLC, formerly Arthur D. Little's Technology and Innovation business, is providing engineering services to the Company. It is anticipated that qualified end users will consist of primarily large private commercial energy users such as owners of large retail stores and shopping centers.

     For its services, the Company will be paid by the California Power Authority approximately $51,000 per year per megawatt for "non-spinning reserves". A portion of these fees will be remitted to the qualified end users as an incentive to participate in the demand reserve program.

     The agreement will terminate in May 2007. In addition, the agreement may be terminated earlier if the Company fails to provide the California Power Authority with the daily minimum megawatt of electrical demand reduction by October 1, 2002, the California Power Authority fails to enter into a Participating Load Agreement with the California Independent System Operator by October 1, 2002, or such Participating Load Agreement is terminated during the term of the Demand Reserves Provider Agreement, or the Company fails to reduce energy usage by its specified level for two consecutive months during the summer.

     The Company is currently seeking financing to engineer, install and implement the system. The Company expects the capital and operating costs for full deployment of the system to cost approximately $15 to $20 million over the next two years. The Company is in the process of signing up qualified end users to participate in the program.

Item 7. (c) Exhibits

10.70 Demand Reserves Provider Agreement between California Consumer Power and Conservation Financing Authority and DBS Industries, Inc.

                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 29, 2002                DBS Industries, Inc.


                                   By:       /s/ Fred W. Thompson
                                             ----------------------
                                             Fred W. Thompson
                                             Chief Executive Officer & President

Exhibit 10.70

                       DEMAND RESERVES PROVIDER AGREEMENT

THIS AGREEMENT (the "Agreement") is dated May 23, 2002, and is entered into, by and between:

(1) CALIFORNIA CONSUMER POWER AND CONSERVATION FINANCING AUTHORITY (the "Authority"), an agency of the State of California located at 901 P Street, Sacramento, CA

                                        And

(2)     DBS INDUSTRIES, INC., ("Provider"),

         (each individually a "Party" and collectively the "Parties").




                                    RECITALS


     WHEREAS, the Authority is authorized by the Authority Act to establish, finance, purchase, lease, own, operate, acquire, or construct generating facilities and other projects and enterprises, on its own or through agreements with public and private third parties or joint ventures with public or private entities, to supplement private and public sector power supplies, taking into account generation facilities in operation or under development as of the effective date of the Authority Act, and to ensure a sufficient and reliable supply of electricity for the State's consumers at just and reasonable rates; and

     WHEREAS, the Authority developed an Energy Resource Investment Plan as authorized by the Authority Act that included Demand Reserves as a major component to meeting the Authority's purposes of ensuring a sufficient and reliable supply of electricity for the State's consumers at just and reasonable rates,


     WHEREAS,  the  Authority is entering  into a five-year  contract  (the "DWR


Demand Reserves Provider Agreement -- DBS Industries

Contract") with the Department of Water Resources (the "Department") to provide Demand Reserves to ensure a sufficient and reliable supply of electricity per the Departments authority to procure power per ABX1 1 (Chapter 4 of the Statutes of 2001, First Extraordinary Session), as amended by ABX1 31 (Chapter __ of the Statutes of 2001, ___ Extraordinary Session) codified as Section 80000 et seq. of the Water Code.

     WHEREAS, the Provider is desirous, capable and has the authority to provide Demand Reserves in a long-term contract, as described in this Agreement, at one or more end use meter locations in California

     WHEREAS, the Parties desire to enter into this Agreement in order to establish the terms and conditions on which the Authority and the Provider will discharge their respective duties and responsibilities supplying California with Demand Reserves,

NOW THEREFORE, in consideration of the mutual covenants set forth herein, THE PARTIES AGREE as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01. Definitions. Unless otherwise defined herein or in any appendix hereto, the following terms shall have the respective meanings in this
Agreement:

     "Additional Capacity Payment" means an amount which shall be payable with respect to Additional Hourly Capacity which shall be calculated as follows: with respect to Additional Hourly Capacity (a) which is Non-Spinning Capacity for the Summer months, such Additional Hourly Capacity multiplied by the Non-Spin Summer Price, (b) which is Non-Spinning Capacity for the non-Summer months, such Additional Hourly Capacity multiplied by the Non-Spin Non-Summer Price, (c) which is Replacement Capacity for the Summer months, such Additional Hourly Capacity multiplied by the Replacement Summer Price, or (d) which is Replacement Capacity for the non-Summer months, such Additional Hourly Capacity multiplied by the Replacement Non-Summer Price.

     "Additional Hourly Capacity" shall have the meaning set forth in Section 2.02(b) hereof.

     "Agreement"  means  this  Demand  Reserves   Provider   Agreement  and  the
appendices hereto, which are hereby incorporated herein by reference.

     "Ancillary Service" means a type of reserve service accepted by the CAISO under the tariffs and protocols of the CAISO for maintaining reliable electric service.

     "Applicable Hourly Capacity Price" means, as appropriate, the (a) Non-Spin Summer Price, (b) the Non-Spin Non-Summer Price, (c) the Replacement Summer Price, or (d) the Replacement Non-Summer Price.

     "Authority" means the California Consumer Power and Conservation Financing Authority, or any successor or assigns

Demand Reserves Provider Agreement -- DBS Industries

     "Authority Act" means SBX1 6 codified as Section 3300 et seq. of the Public Utilities Code.

     "Baseline" means the amount of Energy the Qualified End User would have been using if the Qualified End User were not reducing Energy in accordance with Schedules or dispatch instructions submitted by the Department in accordance with this Agreement or CAISO for Ancillary Service. The baseline is compared to actual Energy use in the Measurement Protocols to determine how much Energy is actually reduced and, in cases where Energy is actually Scheduled or dispatched, the Capacity available to the Department in determining quantities for scheduling and billing.

     "Billing Address" means the billing address specified in Appendix A or as otherwise specified by the Authority.

     "Business Day" means any Day other than a Saturday or Sunday or a United States holiday. United States holidays shall be holidays as published by the CAISO from time to time.

     "CAISO" means the California Independent System Operator, or any successor thereto.

     "CAISO Markets" means the Day Ahead and Hour Ahead markets for Ancillary Services and energy or the supplemental or imbalance markets for energy, or their successors, as defined by the CAISO Tariff.

     "CAISO Participating Load Agreement" means the agreement, in form and substance reasonably acceptable to the Department, executed by the Authority and CAISO to establish the terms and conditions on which the Authority and CAISO will discharge their respective duties and responsibilities under the CAISO Tariff.

     "CAISO Tariff" means the CAISO tariff on file with the FERC and in effect from time to time.

     "Capacity" means the capacity (in MWs as measured at the Metering Point) of load of Qualified End Users that may be reduced over a Permitted Period over which the Authority directly or indirectly has Control.

     "Capacity Adjustment Amount" means (a) in the case of the Monthly Nominated Capacity an amount equal to the lesser of (i) the Maximum Capacity Amount minus the Monthly Nominated Capacity, and (ii) 20% of the Monthly Nominated Capacity, or (b) in the case of the Shoulder Hour Capacity Amount an amount equal to the lesser of (i) the Maximum Capacity Amount minus the Shoulder Hour Capacity Amount, and (ii) 20% of the Shoulder Hour Capacity Amount.

     "Capacity Payment" means the monthly payment for Monthly Nominated Capacity


Demand Reserves Provider Agreement -- DBS Industries and Additional Hourly Capacity payable by the Department to the Authority.

     "Capacity Prices" means the set of prices for Summer and non-Summer months for Capacity as specified in Section 2.04.

     "Contingency Reserve" means a designation used by CAISO for bids into CAISO's Ancillary Services markets by resources that are limited in the number of hours they can operate in a Day, month or year.

     "Contracted Energy" means the MWhs (or portions thereof) of Energy reductions associated with the Monthly Nominated Capacity and any Additional Hourly Capacity Scheduled or dispatched for reduction by the Department or the CAISO during a given Permitted Period for any purpose, including, but not limited to, as Non-Spinning Ancillary Service.

     "Control" means the ability pursuant to contract with Qualified End Users to reduce Contracted Energy.

     "CPUC" means the Public Utilities Commission of California or any successor thereto.

     "Day" means the period beginning 12:00 midnight and ending on the following 12:00 midnight (Pacific Time).

     "Defaulting Party" shall have the meaning set forth in Section 7.01.

     "Demand Reserve Fund" means the Authority's fund held in trust for the receipts and disbursements under this Agreement.

     "Department" means the Department of Water Resources, with respect to its responsibilities pursuant to the Department Act (as hereinafter defined) regarding the Fund (as hereinafter defined) separate and apart from its powers and responsibilities with respect to the State Water Resources Development System, or any successor or assigns.

     "Department Act" means ABX1 1, as amended by ABX1 31 codified as Section 80000 et seq. of the Water Code.

     "DWR Contract" means the five-year Agreement between the Authority and the Department in which the Authority agrees to supply the Department with Demand Reserves.

     "Energy" means electric energy measured in MWhs at the Metering Point in accordance with the metering protocols.

     "Energy Payment" means the monthly payment for Contracted Energy payable by the Department to the Authority.


Demand Reserves Provider Agreement -- DBS Industries

     "Energy Price" means the price specified in Section 2.04(b) for Contracted Energy.

     "Event of Default" shall have the meaning set forth in Section 7.01.

     "FERC" means the Federal Energy Regulatory Commission or any successor thereto.

     "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations hereunder, which event or circumstance was not reasonably foreseeable as of the date of this Agreement, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided, including, but not limited to: shortages of materials or supplies (except if caused by the Authority's failure to maintain sufficient inventories and stores of spare parts), strikes or labor disruptions (except strikes or labor disputes resulting from unsafe working environment or unfair labor practices), interruptions of fuel supply, water supply or transmission, damages or breakdown of machinery, drought, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance or sabotage. Force Majeure shall not include any events such as, but not limited to, events arising from (a) economic factors including the price of services or materials, (c) the curtailment or interruption of gas or electric transmission,
(d) the inability to obtain financing, (e) events that merely increase the cost of a Party's performance, (f) failure of third parties to provide goods or services essential to a Party's performance, or (g) litigation.

     "Fund" means the Department of Water Resources Electric Power Fund established by Water Code Section 80200.

     "Governmental Authority" means any federal, state, local, territorial or municipal government and any department, commission, board, bureau, agency, instrumentality, judicial or administrative body thereof.

     "Incremental  Non-Spinning  Capacity"  shall have the  meaning set forth in
Section 2.03(c) hereof.

     "Invoice Month" means the calendar month immediately following the month in which the Authority provided Monthly Nominated Capacity and any Additional Hourly Capacity or Contracted Energy for which an invoice is being issued.

     "IOU (Investor-Owned Utility)" means the Load Serving Entities regulated by the CPUC -- Pacific Gas and Electric Company, Southern California Edison Company, and San Diego Gas and Electric Company.

     "Law" means any statute, law, rule or regulation imposed by a Governmental Authority, whether in effect now or at any time in the future.


Demand Reserves Provider Agreement -- DBS Industries

     "LSE- Load Serving Entity" means any organization responsible for providing electricity to the retail end use customer. In this Agreement, LSE's shall be limited to Investor-Owned Utilities unless otherwise agreed to by the Department pursuant to Section 2.09(a) hereof.

     "Maximum Capacity Amount" means (a) on and after October 1, 2002: 360 MW (of which at least 216 MW must be Non-Spinning Capacity) in the Peak Hours and 216 MW (of which at least 129.6 MW must be Non-Spinning Capacity) in the Shoulder Hours, (b) on and after January 1, 2003: 360 MW (of which at least 288 MW must be Non-Spinning Capacity) in the Peak Hours and 216 MW (of which at least 172.8 MW must be Non-Spinning Capacity) in the Shoulder Hours, and (c) on and after June 1, 2003: 560 MW (of which at least 448 MW must be Non-Spinning Capacity ) in the Peak Hours and 336 MW (of which at least 268.8 MW must be Non-Spinning Capacity ) in the Shoulder Hours. Generally, the Provider's Maximum Capacity Amount will be set equal to the Provider's Capacity Share of the Authority's Maximum Capacity Amount to the Department, unless the Authority has reasonable evidence (including past non-performance) that the Provider cannot deliver such Capacity.

     "Measurement Protocols" means the protocols used to measure the amount of Capacity or energy provided, as defined in Section 3.03.

     "Metering Point" means an aggregation of meters at a Qualified End-User's site for which the Authority monitors load, schedules capacity and energy with the CAISO, and provides meter data to the CAISO per the CAISO requirements for settlement quality meter data in the CAISO Participating Load Agreement.

     "Minimum Capacity Amount" means (a) on and after October 1, 2002: 200 MW (of which at least 120 MW must be Non-Spinning Capacity and 80 MW Replacement Capacity) in the Peak Hours and 120 MW (72 MW Non-Spinning Capacity and 48 MW Replacement Capacity) in the Shoulder Hours, (b) on and after January 1, 2003:
200 MW (of which at least 160 MW must be Non-Spinning Capacity) in the Peak Hours and 120 MW (96 MW Non-Spinning Capacity) in the Shoulder Hours, and (c) on and after June 1, 2003: 400 MW (of which at least 320 MW must be Non-Spinning Capacity) in the Peak Hours and 240 MW (of which at least 192 MW must be Non-Spinning Capacity) in the Shoulder Hours. Any Provider whose Minimum Capacity Amount exceeds 50 MW in any month of the year shall be obligated, unless waived in writing by the Authority, to provide a Minimum Capacity Amount in the Non-Summer months that is at least 70% of the average Minimum Capacity Amounts of the three Summer months.

     "Monthly Implementation Schedule" means the rolling forecast for each of the next 12 months of MWs that the Provider expects to have available for the Authority by the first of each month. This Monthly Implementation Schedule will provide MW quantities by the type of Capacity (Non-Spinning vs Replacement), by the Location of Capacity (North or South of Path 15) and, after August 1, 2002, by the Load Serving Entity of the expected Qualified End User. Such Schedule will not be binding, except for the Minimum Capacity Amounts, but shall be a



Demand Reserves Provider Agreement -- DBS Industries good faith estimate of the likely MW of capacity. The Monthly Implementation Schedule shall be due on tenth of the month, beginning with June, 2002.

     "Monthly Nominated Capacity" shall have the meaning set forth in Section 2.02(a) hereof.

     "Monthly Payment" means the aggregate monthly amount payable by the Authority to the Provider consisting of the Capacity Payment and the Energy Payment. The Monthly Payments shall also include any amounts payable by the Authority to the Provider pursuant to Section 2.05 hereof.

     "MW" means megawatt, a measure of electric capacity to provide one million watts of power.

     "MWh" means  megawatt-hour,  a measure of electric energy produced by a one
(1) MW source in one hour.

     "MW-hr" means the megawatts of Capacity made available in one hour.

     "MW-mo" means megawatt-month, a measure of electric capacity from a one (1) MW source available for all hours in a particular month.

     "NERC" means the North American Electric Reliability Council.

     "Nominated Capacity" means, in any calendar month, the sum of Monthly Nominated Capacity and any Additional Hourly Capacity.

     "Non-Defaulting Party" shall have the meaning set forth in Section 7.01.

     "Non-Spinning   Ancillary  Service"  means  the  reserve  service,  or  its successor, in the CAISO tariffs, in which the CAISO requires a 10-minute response to ensure system reliability.

     "Non-Spinning Capacity" means any Capacity which may be Scheduled or dispatched by the Department or CAISO on a not more than 10-minute ahead basis, and may be used for any purpose consistent with such limitation, including, but not limited to, Non-Spinning Ancillary Service, self-provided ancillary services or any Replacement Capacity purpose.

     "Non-Spin Non-Summer Price" means $8 per MW - hr.

     "Non-Spin Summer Price" means $116 per MW - hr.

     "Non-Summer" means the nine months of the year not including the three Summer months.

     "Operating  Parameters" means the parameters that constrain the Schedule or


Demand Reserves Provider Agreement -- DBS Industries dispatch of the Capacity under this Agreement. These include the hours of Scheduling or dispatch, which are Monday to Friday 11am to 7pm, and the maximum cumulative dispatch hours, which are 24 hours per month and 150 hours per year (for the year 2002, the maximum dispatch hours shall be 24 hours for each remaining month of the year). Other operating parameters with respect to CAISO services, such as minimum or maximum dispatch length, ramp up and ramp down times, will be specified in Schedule 1 of this Agreement which shall have the form of Schedule 1 of the CAISO Participating Load Agreement that the Authority signs with the CAISO. To the extent any such parameters are not specified in the CAISO Participating Load Agreement, the Authority shall develop specific parameters with the Department's mutual consent.

     "Party" means the Department or the Authority.

     "Peak Hours" means hours from 2:00 pm to 5:00 pm (3 hours) on any Business Day. "Permitted Periods" means the minimum period Capacity can be scheduled as permitted by the particular product, which in the case of Non-Spinning Capacity shall be 10-minute periods and in the case of Replacement Capacity shall be one hour.

     "Project Initiation Period" means the period from July 1, 2002 through September 30, 2002.

     "Provider Capacity Share" means the percentage that the Provider's Minimum Capacity Amount is of the Authority's Minimum Capacity Amount obligations to the Department of either 250 MW on October 1, 2002 or 500 MW on June 1, 2003, unless the Authority's Minimum Capacity Amount is modified by mutual agreement of the Department and the Authority.

     "Qualified Electric Corporation" means an electrical corporation, as defined by the Department Act, whose long-term unsecured senior debt is rated BBB or better by Standard & Poor's Corporation and Baa2 or better by Moody's Investor Services.

     "Qualified End Users" means any customers of the IOUs or other Load Serving Entities approved by the Department subject to Section 2.09(a).

     "Qualified End User Agreement"  shall have the meaning set forth in Section
2.09 hereof.

     "Replacement Agreement" means any agreement by and between the Authority and a Qualified Electric Corporation containing terms identical to the DWR Contract excluding Sections 2.10 and 2.12 and such other provisions as may be specifically excluded from a Replacement Agreement, together with such additional changes as the Department and the Authority shall mutually agree. Such Replacement Agreement shall state that it is a Replacement Agreement within the meaning of the DWR Contract and that it constitutes a novation for which there is adequate consideration.

     "Replacement  Capacity" means Capacity which may be Scheduled or dispatched

Demand Reserves Provider Agreement -- DBS Industries by the Department on a not more than 60 minute ahead basis, and may be used for any purpose consistent with such limitation to provide, among other things, the reserve service, or its successor, defined in the CAISO Tariffs, in which the CAISO requires a 60 minute response to ensure system reliability or to Schedule Contracted Energy in the CAISO Hour Ahead or Day Ahead markets.

     "Replacement Non-Summer Price" means $2.65 per MW - hr.

     "Replacement Summer Price" means $88 per MW - hr.

     "Revenue Meter" means the meter used by the LSE to determine total usage for the purpose of calculating electrical bills.

     "Schedule" means (a) with respect to Contracted Energy, to schedule a reduction of the Contracted Energy pursuant to a dispatch notice, and (b) with respect to Capacity, to schedule Capacity in connection with Ancillary Services in accordance with the CAISO Tariff.

     "Shoulder Hours" means hours from 11:00am to 2:00 pm and 5:00 pm to 7:00 pm (5 hours) on any Business Day.

     "Shoulder Hour Capacity Amount" shall have the meaning set forth in Section
2.02 (a) hereof.

     "State" means the State of California.

     "Summer" means the season including the months of July, August and September.

     "Term" shall have the meaning set forth in Section 2.11 hereof.

     "2002  Adjusted  Peak Hour  Maximum"  shall have the  meaning  set forth in
Section 2.03(b) hereof.

     "2002  Adjusted  Shoulder Hour Maximum" shall have the meaning set forth in
Section 2.03(b)(ii) hereof.

     "2002  Adjusted  Peak Hour  Minimum"  shall have the  meaning  set forth in
Section 2.03(b)(iv) hereof.

     "2002  Adjusted  Shoulder Hour Minimum" shall have the meaning set forth in
Section 2.03(b)(vi) hereof.

     "2003  Adjusted  Peak Hour  Maximum"  shall have the  meaning  set forth in
Section 2.03(a) hereof.

     "2003  Adjusted  Shoulder Hour Maximum" shall have the meaning set forth in


Demand Reserves Provider Agreement -- DBS Industries

Section 2.03(a)(ii) hereof.

     "2003  Adjusted  Peak Hour  Minimum"  shall have the  meaning  set forth in
Section 2.03(a)(iv) hereof.

     "2003  Adjusted  Shoulder Hour Minimum" shall have the meaning set forth in
Section 2.03(a)(vi) hereof.

     "Warning/Stage Alert Hour" means any hour during which a day-ahead CAISO warning of a potential stage alert has been issued or any CAISO stage alert is in effect for such hour.

     Section 1.02. Rules of  Interpretation.  Unless otherwise  provided herein:
(a) words denoting the singular include the plural and vice versa; (b) words denoting a gender include both genders; (c) references to a particular part, clause, section, paragraph, article, party, exhibit, schedule or other attachment shall be a reference to a part, clause, section, paragraph, or article of, or a party, exhibit, schedule or other attachment to the document in which the reference is contained; (d) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, amendments, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in the document in which the reference is contained; (e) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time; (f) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used; (g) a reference to any person includes such person's successors and permitted assigns in that designated capacity; (h) any reference to "dollars" or "$" shall mean United States dollars unless otherwise specified; (i) any reference to time is a reference to the time then prevailing, whether standard or daylight savings time, in the specified time zone; (j) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or Day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or Day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day); (k) words such as "hereunder," "hereto," "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof; and (l) a reference to "including" means including without limiting the generality of any description preceding such term.

                                   ARTICLE II
               PURCHASE AND SALE OF MONTHLY NOMINATED CAPACITY AND
                   ADDITIONAL CAPACITY AND CONTRACTED ENERGY


     Section 2.01. Purchase and Sale of Monthly Nominated Capacity and Additional Hourly Capacity and Contracted Energy. Subject to the limitations set forth in Section 2.02 hereof, on and after July 1, 2002 and for the remaining Term of this Agreement thereafter, the Provider shall provide and make available to the Authority, and the Authority shall purchase and pay for, the Monthly Nominated Capacity and any Additional Hourly Capacity, and if Scheduled or dispatched by the Department, the Authority or CAISO pursuant to this Agreement,


Demand Reserves Provider Agreement -- DBS Industries the Provider shall Schedule or dispatch, and the Authority shall purchase and pay for, the Contracted Energy, and the Authority shall pay the Provider the Monthly Payment. The Authority may not Schedule or dispatch Contracted Energy in excess of the Nominated Capacity.

     Section 2.02. Procedures for Determining Monthly Nominated Capacity and Additional Hourly Capacity; CAISO Costs. The following procedures shall apply from and after September 27, 2002:

     (a) Four Business Days prior to the beginning of each calendar month, the Provider shall establish and provide to the Authority a single MW Capacity amount for the Peak Hours that shall apply to each Business Day of the succeeding month, which shall not be less than the Minimum Capacity Amount nor greater than the Maximum Capacity Amount (the "Monthly Nominated Capacity"). Except as set forth in (b), the Authroity shall pay the Capacity Payment on the basis of the Monthly Nominated Capacity. The Authority shall have the right to Schedule such Monthly Nominated Capacity or Schedule or dispatch the Contracted Energy associated therewith in any given Permitted Period during the Peak Hours. There shall be automatically established on the basis of the Monthly Nominated Capacity a single MW Capacity amount for the Shoulder Hours that shall apply to each Business Day of the succeeding month that shall be equal to 60% of the Monthly Nominated Capacity (the "Shoulder Hour Capacity Amount"). The Authority shall have the right to Schedule or dispatch such Shoulder Hour Capacity Amount in any given Permitted Period during the Shoulder Hours.

     (b) On a three-hour ahead basis, the Provider may, upon notification to the Authority, adjust (i) the Monthly Nominated Capacity for any hour upwards (but not downwards below the Monthly Nominated Capacity), or (ii) the Shoulder Hour Capacity Amount for any hour upwards (but not downwards below the Shoulder Hour Capacity Amount) for any particular hour (such amount in excess of the Monthly Nominated Amount or the Shoulder Hour Capacity Amount being defined as the "Additional Hourly Capacity") and the Authority shall pay the Provider the Additional Capacity Payment therefor in accordance with Section 5.02 hereof; provided, however, that the Additional Hourly Capacity, for which the Authority is obligated to pay the Additional Capacity Payment, shall not exceed the Capacity Adjustment Amount. The Provider shall advise the Authority of the Additional Hourly Capacity at the beginning of the previous Business Day, at least one hour ahead of any requirements that the Department imposes on the Authority. The Authority shall have the right to Schedule or dispatch Contracted Energy associated with such Additional Hourly Capacity in any given Permitted Period during a Peak Hour or Shoulder Hour, as the case may be.

     (c) In addition to any amounts payable under Section 4.01 hereof, the Provider shall be responsible for any costs or charges imposed on or associated with the Monthly Nominated Capacity and any Additional Hourly Capacity and Contracted Energy. In particular, the Provider will bear any CAISO charges and penalties for not making available Capacity as bid or Scheduled or Contracted Energy as Scheduled into the CAISO markets. These charges include any imbalance energy charges arising as a result of any failure to reduce Energy as Scheduled


Demand Reserves Provider Agreement -- DBS Industries by the Department, the Authority or CAISO.

     Section 2.03. Adjustment of Maximum and Minimum Capacity Amounts. (a) Unless the Department revokes such option from the Authority, the Provider shall have the option, but not the obligation, on January 29, 2003, to adjust the Minimum Capacity Amount and the Maximum Capacity Amount referred to in clause
(c) of the definition thereof for the Peak Hours thereof upwards to an amount specified by the Authority on January 10, 2003 (such adjusted amount being the "2003 Adjusted Peak Hour Maximum"). Provider shall have the ability to adjust Provider's Maximum Capacity Amount up to the Provider Capacity Share of the Authority's Maximum Capacity Amount obligations to the Department. Upon establishment of such 2003 Adjusted Peak Hour Maximum (i) the Non-Spinning Capacity amount referred to in clause (c) of the definition of Maximum Capacity Amount for the Peak Hours shall be automatically adjusted to 80% of the 2003 Adjusted Peak Hour Maximum, unless expressly adjusted by the Authority, (ii) the Maximum Capacity Amount referred to in clause (c) of the definition thereof for the Shoulder Hours shall be automatically adjusted to 60% of the 2003 Adjusted Peak Hour Maximum (the "2003 Adjusted Shoulder Hour Maximum"), (iii) the Non-Spinning Capacity amount referred to in clause (c) of the definition of Maximum Capacity Amount for the Shoulder Hours shall be automatically adjusted to 80% of the 2003 Adjusted Shoulder Hour Maximum, unless expressly adjusted by the Authority, (iv) the Minimum Capacity Amount referred to in clause (c) of the definition thereof for the Peak Hours shall be adjusted to an amount acceptable to the Authority (the "2002 Adjusted Peak Hour Minimum"), (v) the Non-Spinning Capacity amount referred to in clause (c) of the definition of Minimum Capacity Amount for the Peak Hours shall be automatically adjusted to 80% of the 2003 Adjusted Peak Hour Minimum, unless expressly adjusted by the Authority, (vi) the Minimum Capacity Amount referred to in clause (c) of the definition thereof for the Shoulder Hours shall be automatically adjusted to 60% of the 2003 Adjusted Peak Hour Minimum (the "2003 Adjusted Shoulder Hour Minimum"), and (vii) the Non-Spinning Capacity amount referred to in clause (c) of the definition of Minimum Capacity Amount for the Shoulder Hours shall be automatically adjusted to 80% of the 2003 Adjusted Shoulder Hour Maximum, unless expressly adjusted by the Authority.

     (b) The Provider may, but shall not be obligated  to,  within  twenty-seven
(27) Days of the execution of this Agreement, propose in writing an adjustment to the Maximum Capacity Amount referred to in clause (a) of the definition thereof for the Peak Hours thereof upwards to an amount acceptable to the Authority (such adjusted amount being the "2002 Adjusted Peak Hour Maximum"), and the Authority shall have the option, but not the obligation, to accept such 2002 Adjusted Peak Hour Maximum within twenty-six (26) Days after such proposal is made. Upon acceptance of such proposal by the Authority, the Maximum Capacity Amount referred to in clause (a) of the definition thereof for the Peak Hours shall be the 2002 Adjusted Peak Hour Maximum and (i) the Non-Spinning Capacity amount referred to in clause (a) of the definition of Maximum Capacity Amount shall be automatically adjusted to 60% for the period prior to January 1, 2003, and thereafter to 80% of the 2002 Adjusted Peak Hour Maximum, unless expressly adjusted by the Authority, (ii) the Maximum Capacity Amount referred to in clause (a) of the definition thereof for the Shoulder Hours shall be


Demand Reserves Provider Agreement -- DBS Industries automatically adjusted to 60% of the 2002 Adjusted Peak Hour Maximum (the "2002 Adjusted Shoulder Hour Maximum"), (iii) the Non-Spinning Capacity amount referred to in clause (a) of the definition of Maximum Capacity Amount for the Shoulder Hours shall be automatically adjusted to 80% of the 2002 Adjusted Shoulder Hour Maximum, unless expressly adjusted by the Authority, (iv) the Minimum Capacity Amount referred to in clause (a) of the definition thereof for the Peak Hours shall be automatically adjusted to an amount specified by the Authority (the "2002 Adjusted Peak Hour Minimum"), (v) the Non-Spinning Capacity amount referred to in clause (a) of the definition of Minimum Capacity Amount for the Peak Hours shall be automatically adjusted to 60% for the period prior to January 1, 2003, and thereafter to 80% of the 2002 Adjusted Peak Hour Minimum, unless expressly adjusted by the Authority, (vi) the Minimum Capacity Amount referred to in clause (a) of the definition thereof for the Shoulder Hours shall be automatically adjusted to 60% of the 2002 Adjusted Peak Hour Minimum (the "2002 Adjusted Shoulder Hour Minimum"), and (vii) the Non-Spinning Capacity amount referred to in clause (a) of the definition of Minimum Capacity Amount for the Shoulder Hours shall be automatically adjusted to 80% of the 2003 Adjusted Shoulder Hour Maximum, unless expressly adjusted by the Authority.

     (c) The Non-Spinning Capacity amounts set forth in the definition of Maximum Capacity Amount and Minimum Capacity Amount are minimums and the Provider may provide Non-Spinning Capacity in excess of such minimums in any hour at any time (the incremental amount of Non-Spinning Capacity above such minimums being defined as the "Incremental Non-Spinning Capacity"); provided, however, that unless the Authority approves any such Incremental Non-Spinning Capacity, the Authority shall only be obligated to pay for such Incremental Non-Spinning Capacity as Replacement Capacity at the Capacity Price set forth in
Section 2.04(a)(ii) hereof.

     Section 2.04. Capacity and Energy Products and Prices. Commencing July 1, 2002, subject to the Operating Parameters, the Authority shall provide and the Department shall pay for Monthly Nominated Capacity and any Additional Hourly Capacity as either Non-Spinning Capacity and Replacement Capacity and for Contracted Energy as follows:

     (a) Capacity Price. The Authority shall pay (i) for Non-Spinning Capacity $14,000 per MW-mo for Summer months, and $1,000 per MW-mo for non-Summer months and (ii) for Replacement Capacity $11,000 per MW-mo for Summer months, and $330 per MW-mo for non-Summer months on a monthly basis in accordance with Section
5.02 hereof. The parties intend that at least thirty (30) per cent of this price is to cover the Provider's operating and non-performance risk costs.

     (b) Energy Price. The Authority shall pay for Contracted Energy Scheduled or dispatched by the Department, the Authority or CAISO $80/MWh on a monthly basis in accordance with Section 5.02 hereof; provided, however, that no payment with respect to Contracted Energy shall be required prior to January 1, 2003.


Demand Reserves Provider Agreement -- DBS Industries

     Section 2.05. Excess Capacity and Energy. (a) The Provider shall have the option, but not the obligation, to offer to the Authority, and the Authority shall have the option, but not the obligation, to:

     (i) Bid or Schedule Capacity for Ancillary Services or Schedule or dispatch in any hour Energy reductions associated with Capacity offered by the Provider which is (i) outside the Operating Parameters, (ii) in excess of the Monthly Nominated Capacity or Additional Hourly Capacity and the Authority shall pay the Provider the Capacity Price therefore and the Energy Price for any Energy reductions associated with such Capacity Scheduled or dispatched for reduction by the Department, the Authority or CAISO, or

     (ii) Schedule or dispatch in any hour any other Energy reductions associated with Capacity offered by the Provider which is (i) outside the Operating Parameters, (ii) in excess of the Monthly Nominated Capacity or Additional Hourly Capacity and the Authority shall pay the Provider an amount therefore based on the higher of $60 per MWh or the CAISO imbalance energy market price.

     (b) The Authority will notify the Provider via an electronic medium provided by the Authority by not later than two hours before the close of scheduling and bidding into the CAISO day ahead and hour ahead markets of any amounts available for purchase pursuant to this Section 2.05. Purchases of Capacity and Energy reductions associated therewith in excess of the Monthly Nominated Capacity or, with respect to any hour, the Additional Hourly Capacity, pursuant to this Section 2.05 shall not (i) be taken into account for the purposes of Article IV, (ii) adversely affect the ability of the Authority to purchase the Monthly Nominated Capacity or, with respect to any hour, the Additional Hourly Capacity and Contracted Energy, (iii) adversely affect the ability of the Department, the Authority or CAISO to Schedule or dispatch Contracted Energy 24 hours per month and 150 hours per year, or (iv) adversely affect the ability of the Provider to sell Capacity and Energy reductions associated therewith in excess of the Monthly Nominated Capacity or the Additional Hourly Capacity as it may determine.

     Section 2.06. Determination of Capacity During Project Initiation Period. The Authority will advise the Authority of the Capacity available on an hourly basis during the Project Initiation Period and the Authority may Schedule or dispatch any Energy reductions associated with such Capacity subject to the limitations set forth herein. The Authority shall pay for such Capacity and Energy reductions in arrears upon verification of the availability of such Capacity and associated Energy reductions based on tested meter readings and historical data provided pursuant to Article III or otherwise on a methodology mutually acceptable to the Department and the Authority. Such methodology will be defined in the Measurement and Verification Protocol Implementation Guide under Section 3.03. During the Project Initiation Period the Authority shall pay an amount equal to the Applicable Hourly Capacity Price for each MW provided in each hour of a month. Capacity that has been verified by the Authority but not yet certified by the CAISO shall be paid at the Capacity Price for Replacement Capacity.


Demand Reserves Provider Agreement -- DBS Industries

     Section 2.07. Scheduling; Bidding Capacity for CAISO Ancillary Services. Commencing on July 1, 2002, the Authority may Schedule Capacity and Energy reductions associated with the Capacity and the Provider shall comply with any such direction to Schedule Capacity and Schedule or dispatch Energy reductions, consistent with the Operating Parameters. Such scheduling shall include the use of the CAISO day-ahead and hour-ahead scheduling processes, and any other scheduling process that may be implemented by CAISO. Such scheduling rights shall include the ability to Schedule or bid to meet Ancillary Services requirements and shall not be limited by any factors other than the Operating Parameters. Until the CAISO modifies its market operation to include residual unit commitment or some other methodology that explicitly incorporates the
Operating Parameters or other facilities in its scheduling and dispatch, the Authority will bid Non-Spinning Capacity into the CAISO Ancillary Services markets as Contingency Reserve or a comparable designation available from CAISO at capacity and energy prices established by the Authority, unless the Department and Authority mutually agree on some other scheduling or bidding strategy that recognizes the Operating Parameters. In addition, the Provider shall make bids or self-provision schedules into the CAISO Ancillary Services markets as instructed by the Authority, and shall comply with any resulting
Scheduling instructions from CAISO pursuant to all CAISO protocols. The Authority shall establish the capacity or energy price of any Ancillary Service bid in the CAISO Markets. Except for any sales of excess Capacity and Energy as provided in Section 2.05, any resulting energy or Ancillary Service-related revenues paid by CAISO or other entities to the Authority with respect to Monthly Nominated Capacity or Additional Hourly Capacity or Contracted Energy shall be paid to the Department. The Provider shall, in carrying out the provisions of this paragraph, comply with all applicable provisions of the CAISO Participating Load Agreement. Section 2.08. CAISO Participating Load Agreement. The Authority shall, in order to carry out its duties in this Agreement, sign a CAISO Participating Load Agreement with the CAISO prior to July 1, 2002 in order to provide Ancillary Services and Contracted Energy into the CAISO Markets. The Provider will meet all applicable conditions and requirements of the CAISO Participating Load Agreement including, but not limited to: (i) providing qualifying metering and communication systems, (ii) certifying to CAISO specifications the amount of the Provider's Capacity that can respond in a timely manner to meet the CAISO requirements for non-spinning and replacement Ancillary Services, (iii) using the Authority's designated scheduling coordinator who possesses a current Ancillary Service certificate, and (iv) bearing all penalties of non-compliance. The Provider shall Schedule or bid, in accordance with the Authority's directions, Monthly Nominated Capacity and any Additional Hourly Capacity and Contracted Energy under this Agreement in the CAISO Markets to meet the CAISO requirements.

     Section 2.09. Agreements with Qualified End Users. (a) The Provider shall enter into, or cause to be entered into, agreements with Qualified End Users to provide the Monthly Nominated Capacity and any Additional Hourly Capacity, including the amounts of Non-Spinning Capacity and Replacement Capacity designated pursuant to Section 2.13 (each a "Qualified End User Agreement"). Upon request, the Provider shall permit the audit and review of each Qualified End User Agreement by the Authority or the Department. The Provider shall not


Demand Reserves Provider Agreement -- DBS Industries enter into any agreements with, or permit any Capacity or Energy reductions to be provided hereunder by, end users outside the service territories of the IOUs, Energy Service Providers to direct access retail customers, or California municipal utilities to meet its obligations under this Agreement without the written approval of the Authority.

     (b) Each Qualified End User Agreement shall contain provisions reasonably satisfactory to the Authority allowing the Department or the Authority to test load control and meters and to audit meter data and shall also contain an acknowledgement by such Qualified End User to the effect that the Department and Authority shall not be liable for the failure by the Provider or any other party to pay amounts received from the Department or Authority hereunder to Qualified End User under such Qualified End User Agreement and a waiver of any and all claims by such Qualified End User against the Department or Authority with respect thereto. In addition, the Qualified End User Agreement will contain a provision permitting assignment to the Provider's successor Providers who contract on behalf of the Authority pursuant to Section 2.09(a). Any failure to include such provisions in each Qualified End User Agreement shall constitute a material breach of this Agreement. The Provider shall defend the Authority and Department, and their elected officials, appointed officers, employees, representatives, agents, consultants and contractors, from and against any claims arising out of any Qualified End User Agreement. The provisions of this Section shall survive termination of this Agreement. Any Provider entering into a Qualified End User Agreement for or on behalf of the Authority pursuant to
Section 2.09(a) hereof shall be required to post collateral or a letter of credit from a financial institution having the minimum short term ratings set forth in the APX Tab 3, or successor document, in an amount determined by the Authority to be sufficient to ensure performance of each such entity entering into a Qualified End User Agreement with a Qualified End User for or on behalf of the Authority.

     (c) The Provider will work with the Authority to ensure that the end users do not receive duplicative benefit from participating in multiple demand reduction programs. In particular, the Provider will provide the names, locations and meter numbers of all end users who are participating as part of the Provider's Demand Reserves so that the Authority can verify with the CPUC, Load Serving Entity or other appropriate entity that this is a Qualified End User and is not receiving duplicative benefit. Such information and usage data shall be kept confidential and shall not be used by the Authority or its service providers under this Agreement to directly solicit participation under this Agreement.

     (d) Each Qualified End User Agreement will include an authorization for the Provider, the Authority or the Automated Power Exchange or entities acting on their behalf to request Meter Pulse Serve from the Load Serving Entity and to have access to their interval data as may be available on web database by the Load Serving Entity.

     Section 2.10. Sources of Payment; No Debt of State. The Authority shall make payments hereunder from the Demand Reserve Fund based on revenues received


Demand Reserves Provider Agreement -- DBS Industries from the Department's Fund as an operating expense of the Fund subject to any priorities and limitations established with respect to the Fund's operating expenses in any indenture providing for the issuance of bonds issued by the Department under Section 80130 et seq. of the Water Code or any agreement entered into by the Department with the California Public Utilities Commission pursuant to Section 80110 of the Water Code. The obligation to make payments hereunder shall be limited solely to Demand Reserve Fund and the Department's Fund. Any liability of the Department or Authority arising in connection with this Agreement or any claim based thereon or with respect thereto, including, but not limited to, any Termination Payment arising as the result of any breach or default or Event of Default under this Agreement, and any other payment obligation or liability of or judgment against the Department or Authority hereunder, shall be satisfied solely from the these Funds. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE ARE OR MAY BE PLEDGED FOR ANY PAYMENT UNDER THIS AGREEMENT. Revenues and assets of the State Water Resources Development System shall not be liable for or available to make any payments or satisfy any obligation arising under this Agreement.

     Section 2.11. Term. Unless earlier terminated pursuant to Article VII, the term of this Agreement (the "Term") shall commence at 12:00 a.m. (Pacific time) on the date of execution of this Agreement and shall expire May 17, 2007.

     Section 2.12. Rate Covenant; No Impairment. In accordance with Section 80134 of the Water Code, the Department covenants that it will, at least annually, and more frequently as required, establish and revise revenue requirements sufficient, together with any moneys on deposit in the Fund, to provide for the timely payment of all obligations which it has incurred, including any payments required to be made by the Department pursuant to the DWR Contract and the Department Act; provided, however, that the Department shall not be required to increase the revenue requirement in effect on the date of the execution of this Agreement with respect to any costs hereunder. As provided in
Section 80200 of the Water Code, while any obligations of the Department pursuant to the DWR Contract remain outstanding and not fully performed or discharged, the rights, powers, duties and existence of the Department and the CPUC shall not be diminished or impaired in any manner that would affect adversely the interests and rights of the Authority or Provider under this Agreement.

     Section 2.13. Location of Capacity. After the Project Initiation Period approximately 50% of the Capacity (of which at least 60% prior to January 1, 2003 and 80% thereafter shall be Non-Spinning Capacity) shall be located in CAISO congestion zones north of path 15.

Demand Reserves Provider Agreement -- DBS Industries

                                   ARTICLE III
                              MEASURING PERFORMANCE

     Section 3.01. Meters. Capacity shall be measured for each Qualified End User at the Revenue Meter. The Department or Authority may test any Revenue Meter for any Qualified End User at any timer upon reasonable notice to the Provider. Other metering methodologies can be used if mutually agreeable to both Parties. Such metering methodologies will be defined as part of the Measurement and Verification Protocol Implementation Guide under Section 3.03.

     Section 3.02. Metering and Communication. The metering and communications systems shall conform to CAISO standards or the equivalent. The Provider shall obtain from the Qualified End Users meter data that shall allow the Authority to provide CAISO metering settlement data to the Department on a monthly basis in format and level of detail, and, at the Department's option and expense, real-time access to meter data via appropriate telecommunications equipment. The Provider shall provide to the Authority and Department sufficient data with respect to each Qualified End User to enable the Authority and Department to determine compliance with the Measuring Protocols described in Section 3.03 hereof. The Authority and Department shall be entitled to audit all such information.

     Section 3.03. Measurement Protocols. All payments within this Agreement shall be based upon Capacity and Energy provided as verified using mutually agreed protocols that, at a minimum, comply with the requirements for measuring demand and energy reductions established in the applicable CAISO protocols and related tariffs and technical standards. No Capacity shall be treated as Nominated Capacity without testing to certify the Capacity. The Capacity will be determined after the installation of the requisite metering and controls. The Provider shall notify the Authority when new Capacity is ready for testing. The Authority shall within 5 Business Days issue a request for load from the Qualified End User at an hour selected randomly within the Operating Parameters. The Capacity will be determined using the actual demand reduction measured at the Revenue Meter adjusted to the Metering Point(s) as settlement quality meter data per the CAISO standards and as defined in the mutually agreed protocols in accordance with the procedures outlined in Attachment B. The Authority and the Department shall have the right to conduct random tests of this Capacity no fewer than six times per year. The Capacity may be changed from time to time based upon performance during calls from the CAISO, the Authority or the Department and subsequent tests. All payments will be based upon the most recent measurement of Capacity, as adjusted by the Authority for normal seasonal and business fluctuations.

     The Capacity provided by some Qualified End Users may vary from month to month and during the time period of the Operating Parameters. The Provider shall use its best efforts to factor these variations into its Nominated Capacity schedules. The Provider shall allow the Authority and Department to review these calculations. The Provider, Authority and the Department shall incorporate any reasonably required modifications to these calculations disclosed by such review.

     To insure accurate definition and implementation of the metering, testing and measurement protocols defined in Article III and Section 2.06 of this


Demand Reserves Provider Agreement -- DBS Industries

Agreement, the Authority and the Department, shall develop a Measurement and Verification Protocol Implementation Guide within 30 Days after the execution of this Agreement.


                                   ARTICLE IV
                            GUARANTEES OF PERFORMANCE

     Section 4.01. Non-performance Charges. (a) Except as provided in (b), after the Project Initiation Period the Capacity Payment paid or payable in any month shall be reduced by the sum of the amounts determined for each hour in such month in accordance with the following formula:

                                  (A - B) x C

     (b) Notwithstanding the provisions of (a), after the Project Initiation Period, the Capacity Payment paid or payable in any month shall be reduced by the sum of the amounts determined for each Warning/Stage Alert Hour in such month in accordance with the following formula:

                                (A - B) x (C x 3)

Where, for the purpose of either (a) or (b):

     A = Contracted Energy Scheduled or dispatched by the Authority, Department or CAISO for an hour

     B = Contracted Energy actually reduced during an hour


C =  Applicable Hourly Capacity Price

     (c) For those hours after the Project Initiation Period to which (a) or (b) would not apply because Contracted Energy has not been scheduled or dispatched by the Authority, Department or CAISO, if in any such hour (i) the Department or Authority conducts a test of Capacity and determines that such Capacity is less than the Monthly Nominated Capacity and the Additional Hourly Capacity, (ii) the Provider notifies the Authority in accordance with Section 2.02(a) hereof that the Monthly Nominated Capacity will be less than the Minimum Capacity Amount, or
(iii) the Provider notifies the Department on an hour ahead basis that all or a portion of the Monthly Nominated Capacity and the Additional Hourly Capacity will not be available to the Authority, the Capacity Payment paid or payable in any month shall be reduced by the sum of the amounts determined for each such hour in accordance with the following formulae:


Demand Reserves Provider Agreement -- DBS Industries

     (A) Except as set forth in (B) below, the reduction shall be calculated in accordance with the following formula:

                                [(A + B) - C] x D

     (B) In the case where the sum of A and B is less than C because Qualified End Users have either terminated or are not complying with their Qualified End User Agreements and the Authority does not accordingly reduce the Monthly Nominated Capacity and the Additional Hourly Capacity in an amount so that the sum of A and B equals C, the reduction shall be calculated in accordance with the following formula:

                             [(A + B) - C] x (D x 2)

Where, for the purpose of either (a) or (b):

     A = Monthly Nominated Capacity for an hour

     B = Additional Hourly Capacity for such hour, if any

     C = Capacity as tested by the Department

     D = Applicable Hourly Capacity Price

Nothing in this subsection (c) shall affect the Authority's rights under Section 4.02(i) or (ii) hereof.

     (d) For the purposes of (a) or (b), to the extent a Permitted Period is less than an hour and Contracted Energy is Scheduled or dispatched during such Permitted Period and such Energy is not actually reduced, such Contracted Energy shall be treated as Scheduled or dispatched and as not reduced for the entire hour unless the Authority again Schedules or dispatches Contracted Energy for reduction for a Permitted Period during such hour and such Contracted Energy as Scheduled or dispatched is in fact reduced for such Permitted Period, in which case, for the purposes of (a) or (b) for such hour:

     A = Permitted Periods (in minutes) during an hour

     B = Contracted Energy actually reduced during each minute of the Permitted Periods (MWminutes)

     C = Applicable Hourly Capacity Price/60

     (e) At such time as the Provider is no longer subject to any imbalance energy charges for which the Provider would be responsible under Section 2.02(c)


Demand Reserves Provider Agreement -- DBS Industries hereof arising as a result of any failure to reduce Contracted Energy as Scheduled or dispatched by the Authority, Department or CAISO, upon any failure of the Provider to reduce Contracted Energy as Scheduled or dispatched by the Authority or Department in accordance with the provisions hereof, the Provider shall pay to the Authority an amount in addition to any other amount payable under this Section 4.01 equal to the positive difference, if any, between (i) the price at which the Authority, acting in a commercially reasonable manner, purchases Energy in the amount which the Provider fails to reduce hereunder, plus costs reasonably incurred by the Authority in purchasing such Energy and additional transmission charges, if any, reasonably incurred by the Authority to deliver such Energy, or at the Authority's option, the market price for such Energy as determined by Buyer in a commercially reasonable manner, and (ii) the Energy Price.

     Section 4.02 Termination Without Recourse. In addition to any other termination rights herein, except for any other payments otherwise due under this Article IV, the Authority shall have the right, but not the obligation, to terminate this Agreement without recourse against the Authority for any termination payment or other costs and without any further obligation or liability of the Authority, if:

        (i) the Provider fails to Control 200 MW ( of which at least 120 MW must be Non-Spinning Capacity prior to January 1, 2003 and 80 MW must be Non-Spinning Capacity thereafter) in the Peak Hours and 120 MW (consisting of which at least 72 MW must be Non-Spinning Capacity prior to January 1, 2003 and 48 MW must be Non-Spinning Capacity thereafter) in the Shoulder Hours on and after October 1, 2002, or

        (ii) the Provider fails to Control 400 MW (of which at least 320 MW must be Non-Spinning Capacity) in the Peak Hours and 240 MW (of which at least 192 MW must be Non-Spinning Capacity) in the Shoulder Hours on and after June 1, 2003, or

        (iii) the Authority fails to enter into the CAISO Participating Load Agreement by October 1, 2002, or

        (iv) the CAISO Participating Load Agreement is terminated after October 1, 2002, or

        (v) A divided by B is less than 75% in any two Summer months in a calendar year after the Project Initiation Period

                  Where:

                  A =  Contracted Energy actually reduced during such month

                  B = Contracted Energy Scheduled or dispatched for reduction by the Authority, Department or CAISO during any month.


Demand Reserves Provider Agreement -- DBS Industries

         (vi) the Provider fails to comply with the payment terms in its Qualified End User Agreement.

The Provider may not assert a Force Majeure event as the result of any actions of CAISO or any Governmental Authority other than the Department for the purpose of preventing termination of this Agreement pursuant to this Section 4.02. Nothing in this Section 4.02 shall preclude the Authority from pursuing any remedies available to it under Article VII with respect to any event described in this Section 4.02.

     Section 4.03. Exclusive Remedies for Shortfalls and Delays. Notwithstanding
Article VII or any other provision of this Agreement, and assuming no intentional breach by the Authority hereunder, this Article IV shall provide the Authority's exclusive remedy in the event the Provider fails to Schedule, dispatch or provide all or part of the Monthly Nominated Capacity and any Additional Hourly Capacity or Contracted Energy. Failure to pay any amounts due under this Article IV shall, however, constitute a separate and distinct Event of Default to which Article VII shall apply. The Parties agree that Authority's actual damages in the event the Authority fails to Schedule or dispatch the Monthly Nominated Capacity and any Additional Hourly Capacity or Contracted Energy in accordance with the terms of this Agreement would be extremely difficult or impracticable to determine and that, after negotiation, the Parties have agreed that the liquidated amounts set forth in Section 4.01 are a reasonable estimate of the damages that the Authority would incur as a result of such failures.

                                    ARTICLE V
                                    PAYMENTS

     Section 5.01. Billing Period; Address. The accounting and billing period for transactions under this Agreement shall be one (1) calendar month. Bills sent to the Authority shall be sent to the Billing Address.

     Section 5.02. Timing of Payments. All payments for amounts billed hereunder shall be paid so that such payments are received by the Provider by the twenty-third (23rd) Day of the Invoice Month or by tenth (10th) Day after receipt of the bill, whichever is later. Payment shall be made by electronic funds transfer, or by other mutually agreeable method, from the Demand Reserve Fund. If the due date falls on a non-Business Day, then the payment shall be due on the next following Business Day.

     Section 5.03. Late Payments. Amounts not paid on or before the due date, including without limitation amounts due and not paid under Article IV or VII, shall be payable with interest accrued at the rate of one percent (1%) above the Pooled Money Investment Account rate accrued in accordance with Government Code
Section 927.6(b) not to exceed 15%.

     Section 5.04. Disputes. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or


Demand Reserves Provider Agreement -- DBS Industries adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the rate provided in Section 5.03 from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the rate provided in Section 5.03 from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 5.04 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance occurred, the right to payment for such performance is waived.

     Section 5.05. Records Retention and Audit.

     (a) Records Retention. The Provider and the Authority, or any third party representative thereof, shall keep complete and accurate records, and shall maintain such records and other data as may be necessary for the purpose of ascertaining the accuracy of all relevant bills, data, estimates, or statements of charges submitted hereunder. Such records shall be maintained for a period of 3 years after the date of receipt of final payment under this Agreement. Within three (3) years from the date of receipt of final payment under this Agreement, either Party may request in writing copies of the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement or charge. The Party from which documents or data has been requested shall cooperate in providing the documents and data within a reasonable time period.

     (b) Audit. The Provider agrees that the Authority, the Department, The Department of General Services, the Bureau of State Audits, CPUC, or their designated representative shall have the right to review and to copy any records and supporting documentation pertaining to sales of the Monthly Nominated Capacity and any Additional Hourly Capacity or Contracted Energy by the Authority to the Department pursuant to this Agreement. The Authority agrees to maintain such records for possible audit for a minimum of three (3) years after the final payment under this Agreement. The Authority agrees to allow the auditor(s) access to such records during normal business hours and to allow interviews of any employees who might reasonably have information related to such records. Further, the Authority agrees to include similar right of the State to audit records and interview staff in any material contract with contractors or suppliers related to performance of this Agreement.


Demand Reserves Provider Agreement -- DBS Industries

                                   ARTICLE VI
                                  FORCE MAJEURE


     Section 6.01. Force Majeure.

     (a) No Breach for Force Majeure. Except as otherwise specifically set forth in this Agreement, no Party shall be liable for or considered to be in breach of this Agreement to the extent that a failure to perform its obligations (other than an obligation to pay money) under this Agreement shall be due to a Force Majeure. To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations hereunder and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations hereunder (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch.

     (b) Payment During Force Majeure. The Authority's obligation to pay the Capacity Payment will not be excused on account of an event of Force Majeure to the extent that the Authority is capable of providing the Monthly Nominated Capacity and any Additional Hourly Capacity or Contracted Energy. If the Provider is unable to provide all or part of the Monthly Nominated Capacity and any Additional Hourly Capacity or Capacity or Contracted Energy as a result of a Force Majeure, the Authority shall pay on a pro-rata basis the Monthly Payment only to the extent that the Provider is providing the Monthly Nominated Capacity and any Additional Hourly Capacity and the Authority, Department or CAISO is able to Schedule or dispatch Contracted Energy.

     (c) Termination for Force Majeure. If an event of Force Majeure continues uninterrupted for more than twelve (12) months, the Party not claiming the Force Majeure event may terminate this Agreement, without further obligation or liability of either Party or any cost hereunder.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

     Section 7.01. Events of Default. An "Event of Default" shall mean with respect to a party ("Defaulting Party") under a Schedule:

     (a) if default shall be made in the due and punctual payment of the Monthly Payment when and as the same shall become due and payable, and such default shall continue for a period of ten (10) Days after written notice thereof by the other party (the "Non-Defaulting Party") to the Defaulting Party;

Demand Reserves Provider Agreement -- DBS Industries

     (b) if default shall be made by the Defaulting Party in the performance or observance on its part of any other of the covenants or agreements contained in this Agreement to be performed, other than as specified in clause (1) above, and such default shall continue for a period of sixty (60) Days after written notice thereof to the Defaulting Party by the Non-Defaulting Party; provided, however, that if such default shall be such that it cannot be remedied by the Defaulting Party within such sixty (60) Day period, it shall not constitute an Event of Default if corrective action is commenced by the Defaulting Party within such period and diligently pursued by the Defaulting Party until the default is remedied.

     Section 7.02. Remedies for Events of Default.  Subject to the provisions of
Article IV hereof, if an Event of Default occurs and is continuing, the Non-Defaulting Party may exercise any remedies available to it at law, in equity, by statute or otherwise, including, but not limited to, termination of this Agreement, the right to seek injunctive relief to prevent irreparable injury to the Non-Defaulting Party or mandamus to compel performance of obligations hereunder.

     Section 7.03. Remedies not Exclusive. Subject to the provisions of Article IV hereof, no remedy by the terms of this Agreement conferred upon or reserved to the Non-Defaulting Party is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or existing at law or in equity or by statute.

     Section 7.04. Effect of Waiver and Other Circumstances. No delay or omission of the Non-Defaulting Party to exercise any right or power arising upon the happening of an Event of Default shall impair any right or power or shall be construed to be a waiver of any such default or to be an acquiescence therein and every power and remedy given by this Article to the Non-Defaulting Party may be exercised from time to time and as often as may be deemed expedient by the Non-Defaulting Party. A Non-Defaulting Party may waive any past default hereunder and its consequences. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Nothing in this Section
7.04 shall operate to alter or diminish the exclusive remedies set forth above in Section 4.01 for the events set forth therein.

                                  ARTICLE VIII
                                  MISCELLANEOUS


     Section 8.01. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State, without regard to the conflicts of laws rules thereof.

     Section 8.02. Forum and Venue. All actions related to the matters which are the subject of this Agreement shall be forumed and venued in a court of competent jurisdiction in the State of California.

     Section 8.03. Amendment. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in


Demand Reserves Provider Agreement -- DBS Industries
writing signed by the Provider and the Authority. In the event that changes in Laws, regulations or practices, materially alter the procedures applicable to Parties' performance of their respective obligations hereunder, the Parties will endeavor in good faith to negotiate appropriate and mutually agreeable amendments to this Agreement or separate protocols to reflect such changes.

     Section 8.04. Counterparts. This Agreement may be executed in any number of counterparts, and upon execution by the Parties, each executed counterpart shall have the same force and effect as an original instrument and as if the Parties had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

     Section 8.05. Limitations of Liability, Remedies and Damages. Each Party acknowledges and agrees that in no event shall any partner, shareholder, owner, officer, director, member of its governing bodies, employee, hired consultant, attorney, or agent, or affiliate of either Party be liable to any other person or Party for any payments, obligations, or performance due under this Agreement or any breach or failure of performance of either Party, or for any loss or damage to property, loss of earnings or revenues, personal injury, or any other direct, indirect, or consequential damages or injury, or punitive damages, which may occur or result from the performance or non-performance of this Agreement, including any negligence arising hereunder, and the sole recourse for performance of the obligations under this Agreement shall be against Provider and each of its assets, or against the Authority in accordance with Section 2.10 hereof, and not against any other person, except for such liability as expressly assumed by an assignee or guarantor pursuant to an assignment of this Agreement.

     Section 8.06. Transfer of Interest in Agreement.

     (a) General Requirement. No Party shall voluntarily assign or transfer this Agreement or any portion thereof, nor any of the obligations or rights hereunder, without the prior written consent and approval of the other Party, which consent shall not be unreasonably withheld or delayed.

     (b) Novation. Notwithstanding the provisions of Section 8.06(a) hereof, at any time after January 1, 2003, the Authority shall, upon the written request of the Department, enter into one or more Replacement Agreements if agreed to by a Qualified Electric Corporations. This Agreement shall terminate upon execution of the Replacement Agreement except for such provisions that survive the termination of this Agreement by their terms. The execution of the Replacement Agreement shall constitute a novation that shall relieve the Department and the Authority of any liability or obligation, as against each other, arising out of this Agreement after the date of termination of this Agreement. The Authority's obligation to enter into a Replacement Agreement shall be subject to the condition precedent that the California Public Utilities Commission shall have conducted a just and reasonable review under Section 451 of the Public Utilities Code with respect to such Replacement Agreement and shall have issued an


Demand Reserves Provider Agreement -- DBS Industries appropriate approval, order or other determination determining that the charges under such Replacement Agreement are just and reasonable.

     Section 8.07. Severability. In the event that any of the terms, covenants or conditions of this Agreement, or the application of any such term, covenant or condition, shall be held invalid as to any person or circumstance by any court, regulatory agency, or other regulatory body having jurisdiction, all other terms, covenants or conditions of this Agreement and their application shall not be affected thereby, but shall remain in force and effect unless a court, regulatory agency, or other regulatory body holds that the provisions are not separable from all other provisions of this Agreement.

     Section 8.08. Relationship of the Parties.

     (a) Nothing contained herein shall be construed to create an association, joint venture, trust, or partnership, or impose a trust or partnership covenant, obligation, or liability on or with regard to any one or more of the Parties. Each Party shall be individually responsible for its own covenants, obligations, and liabilities under this Agreement.

     (b) All rights of the Parties are several, not joint. No Party shall be under the control of or shall be deemed to control another Party. Except as expressly provided in this Agreement, no Party shall have a right or power to bind another Party without its express written consent.

     Section 8.09. No Agency. In performing their respective obligations hereunder, neither Party is acting, or is authorized to act, as agent of the other Party.

     Section 8.10. Authority to Execute.

     (a) Each party hereto represent and warrants that (1) they have all requisite power and authority to execute and deliver the Agreement and to perform its obligations thereunder, and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of its obligations under the Agreement; (2) the Agreement constitutes the legal, valid and binding obligation of the parties, enforceable in accordance with its terms;
(3) the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby do not and will not: (a) conflict with or constitute, on the part of either party, a violation or breach of or default (with due notice or the passage of time or both) under (i) any applicable law, ordinance or regulation; (ii) any applicable court or administrative decree or order which is directed or affects either party; or (iii) any material agreement, contract or instrument to which Provider or Authority is a party or by which it or its properties is otherwise subject; or (b) result in the creation or imposition of any prohibitive lien, charge or encumbrance upon any of the property or assets of either party, which conflict, violation, breach, default, lien, charge or encumbrance might have consequences that would materially and adversely affect the consummation of the transactions contemplated by the Agreement.

     (b) The Authority waives its sovereign immunity with respect to any and all

Demand Reserves Provider Agreement -- DBS Industries claims arising from or in connection with this Agreement or the transactions contemplated hereby. The Authority covenants that it shall not assert that it is entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in a California or federal court in respect of proceedings against it in relation to the Agreement.

     Section 8.11. Third Party Beneficiaries. This Agreement shall not be construed to create any rights in, or to grant remedies to, any third party as a beneficiary of this Agreement or of any duty, obligation or undertaking established herein.

     Section 8.12. Waivers. Any waiver at any time by any Party of its rights with respect to a default under this Agreement, or any other matter under this Agreement, shall not be deemed a waiver with respect to any subsequent default of the same or any other matter.

     Section 8.13. Notices. All formal notice, demand or request provided for in this Agreement shall be made in writing and shall be deemed properly served, given or made if delivered in person, or sent by either registered or certified mail, postage prepaid, or prepaid telegram or fax or other means agreed to by the Parties to the addresses set forth in Appendix A. Notice by overnight United States mail or courier shall be effective on the next Business Day after it was sent. A Party may change its addresses or add additional noticed Parties by providing notice of same in accordance herewith.

     Section 8.14 Waiver of Consequential Damages. In no event, whether based on contract, indemnity, warranty, tort (including, as the case may be, a Party's own negligence) or otherwise, shall either Party be liable to the other Party or to any other person or party for or with respect to any claims for consequential, indirect, punitive, exemplary, special or incidental damages or otherwise.

     Section 8.15. Headings. The headings contained in this Agreement are solely for the convenience of the Parties and should not be used or relied upon in any manner in the construction or interpretation of this Agreement.

     Section 8.16. Further Assurances. Each Party agrees to execute and deliver such other instruments and documents and to take such other actions as may be reasonably necessary to complete performance hereunder and otherwise to further the purposes and intent of this Agreement.


             [The remainder of this page intentionally left blank.]

Demand Reserves Provider Agreement -- DBS Industries

     Section 8.17. Application of Government Code and the Public Contracts Code. Pursuant to Section 80014(b) of the Water Code, the Department has determined that it would be detrimental to accomplishing the purposes of Division 27 (commencing with Section 80000) of the Water Code to make such provisions applicable to this Agreement and that such provisions and requirements are therefore not applicable to or incorporated in this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the 17th Day of May 2002.


     PROVIDER


     DBS INDUSTRIES, INC.

                                   By: /s/ Fred W. Thompson
                                   Name:   Fred W. Thompson
                                   Title:  President and Chief Executive Officer

                                   STATE OF CALIFORNIA CONSUMER POWER
                                   AND CONSERVATION FINANCING
                                   AUTHORITY


                                   By: /s/ S. David Freeman
                                       Name:   S. David Freeman
                                       Title: Chairman



Demand Reserves Provider Agreement -- DBS Industries

                                   Appendix A

                                    Addresses


Authority                                      Provider

All Notices:                                   All Notices:

California Consumer Power and                  DBS Industries, Inc.
Conservation Financing Authority

Street:                                        Street:

901 P Street, Suite 142A                       100 Shoreline Highway, Suite 190A

City, State, Zip:                              City, State, Zip:

Sacramento, Calif 95814                        Mill Valley, CA 94941

Attn:  Chief Executive Officer                 Attn: Chief Executive Officer and
                                                     General Counsel
Phone:  916-651-9750                           Phone: 415-380-8055
Facsimile: (916) 651-9595                      Facsimile: 415-380-8199
                                               Federal Tax ID No 84-1124675

Billing Address:                               Billing Address:
California Power Authority                     same as above
Attn:  Demand Reserve Fund

901 P Street, Suite 142A
Sacramento, Calif.  95814
Phone:  916-651-9750
Facsimile: (916) 651-9595


Demand Reserves Provider Agreement -- DBS Industries

                                  Attachment B
                   Protocol for Measuring Capacity and Energy
                        Other Than for Ancillary Services

Section 3.03 of the Agreement acknowledges the CAISO standards for measuring capacity and energy provided by demand reduction for Ancillary Services. This
Protocol establishes the standards for measuring Capacity available when Contracted Energy is Scheduled or dispatched. When Contracted Energy is not Scheduled or dispatched, the Capacity shall be the Capacity tested form time to time in accordance with this Agreement

The Qualified End User's Baseline for measuring Contracted Energy reduced will be calibrated to the Qualified End User's load shape to account for the normal change in customer's load during the course of the Day. The normalized load shape will be calculated based on the average for the Qualified End User's hourly demand for that hour (e.g., hour ending 2:00 p.m.) during the past ten workdays, excluding Saturdays and Sundays and curtailment Days for either Ancillary Services or Scheduled or dispatched Contracted Energy and excluding both the highest and lowest value for each hour.

For example, assume Contracted Energy is Scheduled in the CAISO Hour Ahead market. Assume for the following period that a Contracted Energy Schedule was issued in hour 12 for hours 15 through 16:

Hour            9    10   11   12   13     14      15       16      17       18
10-Day Average  10   10   10   11   11     11      12       13      12       11
Metered Amount  11   11   11   12   12     9       1        1       9        11
Baseline        N/A  N/A  N/A  N/A  N/A    N/A     13.2**   14.3**  N/A      N/A
Megawatts       N/A       N/A  N/A  N/A    N/A     12.2     13.3    N/A      N/A

All values in MWs

     To compute the Contracted Energy reduced, the following procedure would be followed:

First, the 10-Day Average consisting of historical meter data of load (in MW) collected by the Authority or its agent of each Qualified End User for the prior consecutive ten Days (excluding Saturdays and Sundays) is calculated.

Second, the historical meter data of load (in MW) collected by the Authority or its agent of each Qualified End User for three Calibration Hours (which are the three hours before the notification) is calculated. Since the notification occurred in hour 12, the calibration hours would be the three hours before - hours 9, 10 and 11.


Demand Reserves Provider Agreement -- DBS Industries

Third, the ratio of the average of the three Calibration Hours (11MW) to the 10-Day Average (10MW) is computed (11MW/10MW).

Fourth, that ratio (11MW/10MW) is multiplied by the 10-Day Average for each hour (e.g., 12 MW for hour 15) to compute the Baseline Quantity (13.2 MW for hour
15).

Fifth, the metered amount for such hour is subtracted from the Baseline quantity to yield the Energy reduced during that hour (12.2 MW = 13.2MW - 1MW for hour
15).

A similar approach is used when the Energy reduction is Scheduled on a Day Ahead basis. In this case, the three Calibration Hours will be on the previous Day. For example, the notification is sent at 1:30 pm on a Tuesday after the close of the CAISO Day Ahead market for Wednesday. Then Hours Ending 1100, 1200 and 1300 on Tuesday would be the Calibration Hours used to measure Wednesday's Energy reduction.

For the Scheduling of Energy reduction on a Day Ahead basis on Monday, a typical Sunday-Monday 48-hour load profile would be computed for the previous 5 weekends. Then the average 48-hour load profile would be calibrated to the three reference hours on Sunday (HE 1100, 1200, and 1300).